Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined balance sheet as of July 31, 2023 and the unaudited pro forma condensed combined statements of operations for the nine months ended July 31, 2023 and for the fiscal year ended October 31, 2022 present the combination of the financial information of FEAC, New enGene and enGene, after giving effect to the Transactions, including Business Combination, PIPE Financing, the Non-Redemption Agreement, the Convertible Bridge Financing, the Working Capital Loans, the Sponsor and Insiders Letter Agreement, and the Extension Loans and related adjustments described in the accompanying notes. Subsequent to the Business Combination, FEAC, New enGene and enGene are collectively referred to herein as the “Combined Company.”

FEAC is a blank check company incorporated on August 9, 2021, as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities. Prior to executing the Business Combination Agreement, FEAC’s efforts were limited to organizational activities, completion of its IPO and the evaluation of possible business combinations. As of September 30, 2023, there was $138.8 million in investments and cash held in the Trust Account and $86,000 of cash held outside the Trust Account available for general corporate purposes.

enGene Inc., is a clinical-stage biotechnology company developing non-viral gene therapies based on localized delivery of nucleic acid payloads to mucosal tissues. enGene’s proprietary DDX platform has a high degree of payload flexibility, including DNA and various forms of RNA with broad tissue and disease application.

The unaudited pro forma condensed combined balance sheet as of July 31, 2023, reflects adjustments that depict the accounting of the Transactions as if they had been consummated on July 31, 2023. The unaudited pro forma condensed combined statements of operations for the nine months ended July 31, 2023 and the fiscal year ended October 31, 2022, give pro forma effect to the Transactions as if they had occurred on November 1, 2021, which is the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial information are based on and should be read in conjunction with the historical financial statements of each of FEAC, New enGene, and enGene and the notes thereto, as well as the disclosures contained in the sections titled “FEAC’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “enGene’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Pproxy Sstatement/Pprospectus, which is incorporated herein by reference.

The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what the Combined Company’s financial condition or results of operations would have been had the Transactions occurred on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the Combined Company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

The unaudited pro forma condensed combined financial information reflects the actual redemptions of 10,379,144 FEAC Class A Shares by FEAC’s public shareholders for an aggregate redemption payment of $114.3 million (approximately $11.01 per share), which amount includes Dutch dividend withholding tax of approximately $1.5 million remitted by FEAC to tax authorities as described in FEAC’s IPO registration statement, resulting in a net redemption payment to shareholders of $112.8 million (approximately $10.87 per share). The 2,000,000 FEAC Class A Shares held by the Sponsor that are subject to lock-up agreements and 166,665 FEAC Class A Shares held by public shareholders that are subject to non-redemption agreements are not subject to redemption. After the redemptions of $114.3 million out of the $138.8 million in the Trust Account, the available cash from the Trust Account at Closing is assumed to be approximately $24.5 million. The actual amount of cash in the Trust Account is subject to change, including for actual interest earned subsequent to September 30, 2023.

The Business Combination results in the combination of enGene and New enGene, with a fiscal year end of October 31, with FEAC, with a fiscal year end of December 31. The pro forma statement of operations for the nine months ended July 31, 2023 and the year ended October 31, 2022, presents the combination of financial information of New enGene, FEAC and enGene, after giving effect to the Transactions described in the accompanying notes. The unaudited pro forma statement of operations for the nine months ended July 31, 2023 includes enGene’s results of operations for the nine months ended July 31, 2023, FEAC’s results of operations for the nine months ended September 30, 2023, and New enGene’s results of operations for the period from April 24, 2023 (inception) to July 31, 2023. The unaudited pro forma statement of operations for the year ended

October 31, 2022 includes enGene’s results of operations for the year ended October 31, 2022, and FEAC’s statement of operations for the year ended December 31, 2022. The unaudited pro forma balance sheet as of July 31, 2023 is based on a historical New enGene balance sheet as of July 31, 2023, historical enGene balance sheet as of July 31, 2023, and a historical FEAC balance sheet as of September 30, 2023. The operations of New enGene in the unaudited pro forma condensed combined statements of operations for the period from April 24, 2023 (inception) to July 31, 2023 consist only of legal, accounting and audit fees incurred as part of the formation of the entity and regulatory requirements for the preparation of its financial statements. The operations of New enGene had not commenced in the unaudited pro forma condensed combined statements of operations for the fiscal year ended October 31, 2022.

UNAUDITED PRO FORMA CONDENSED

COMBINED BALANCE SHEET

AS OF JULY 31, 2023

(In thousands, except share and per share amounts)

	Historical			Actual Redemptions into Cash
	(A)	(B)	(C)
	enGene Holdings Inc.	enGene, Inc.	FEAC	Transaction Accounting Adjustments			Pro Forma Balance Sheet
Assets
Current assets:
Cash and cash equivalents	$—	$37,594	$86	$24	5	(a)	$87,302
				(3,176)	5	(c)
				(600)	5	(e)
				(5,504)	5	(g)
				(949)	5	(k)
				(2,680)	5	(m)
				(49)	5	(n)
				(1,710)	5	(o)
				(7,549)	5	(p)
				—	5	(q)
				20,819	5	(s)
				50,996	5	(u)
Restricted certificate of deposit	—	152	—	—			152
Investment tax credit receivable	—	2,548	—	—			2,548
Prepaid and other current assets	—	1,545	20	(42)	5	(f)	1,523

Total current assets	—	41,839	106	49,580			91,525
Cash and securities held in trust account	—	—	138,839	(3,728)	5	(l)	—
				(114,292)	5	(r)
				(20,819)	5	(s)
Property and equipment, net	—	441	—	—			441
Other assets	—	4,002	—	(3,142)	5	(g)	860

Total assets	$—	$46,282	$138,945	$(92,401)			$92,826

Liabilities and shareholders’ equity (deficit)
Current liabilities:
Accounts payable	$—	$3,014	$—	$(1,328)	5	(g)	$1,686
Accrued expenses and other current liabilities	30	1,424	—	(418)	5	(g)	1,036
Accrued offering costs and expenses	—	—	7,413	(949)	5	(k)	—
				(6,464)	5	(p)
Due to related party	42	—	49	(49)	5	(n)	—
				(42)	5	(f)
Promissory note - related party	—	—	2,680	(2,680)	5	(m)	—
Convertible note - related party	—	—	1,500	(1,500)	5	(m)	—
Current portion of notes payable	—	4,665	—	—			4,665

Total current liabilities	72	9,103	11,642	(13,430)			7,387
Note payable, net of current portion	—	6,183	—	—			6,183
Convertible debentures	—	59,443	—	(16,692)	5	(b)	—
				(39,985)	5	(b)
				(2,766)	5	(c)
Convertible debenture embedded derivative liabilities	—	3,054	—	(2,806)	5	(b)	—
				(248)	5	(c)
Warrant liabilities	—	9,302	—	(463)	5	(b)	—
				(957)	5	(b)
				(7,882)	5	(h)
Deferred underwriting commissions	—	—	3,728	(3,728)	5	(l)	—

Total Liabilities	72	87,085	15,370	(88,957)			13,570

FEAC Class A ordinary shares, subject to possible redemption	—	—	138,839	(114,292)	5	(r)	—
				(24,547)	5	(t)
enGene Inc. Class A redeemable convertible preferred shares, no par value; unlimited shares authorized	—	1,899	—	(1,899)	5	(i)	—
enGene Inc. Class B redeemable convertible preferred shares, no par value; unlimited shares authorized	—	1,554	—	(1,554)	5	(i)	—
enGene Inc. Class C redeemable convertible preferred shares, no par value; unlimited shares authorized	—	49,665	—	(49,665)	5	(i)	—
enGene Holdings Inc. Redeemable Class B common shares, no par value; unlimited shares authorized	—	—	—	—			—
Shareholders’ equity (deficit)
FEAC Preference shares, $0.0001 par value; 5,000,000 shares authorized; none issued and outstanding	—	—	—	—			—
FEAC Class A ordinary shares, $0.0001 par value; 500,000,000 shares authorized; none outstanding (excluding 12,650,000 shares subject to possible redemption issued)	—	—	—	—	5	(t)	—
				—	5	(t)
FEAC Class B ordinary shares, $0.0001 par value; 50,000,000 shares authorized; 3,162,500 shares issued and outstanding	—	—	—	—	5	(m)	—
				—	5	(t)
enGene Holdings Inc. common shares	—	—	—	122,180	5	(j)	177,847
				—	5	(q)
				24,547	5	(t)
				(18,059)	5	(t)
				49,179	5	(u)
enGene Inc. common shares	—	16,434	—	45	5	(a)	—
				19,498	5	(b)
				39,985	5	(b)
				(6,900)	5	(g)
				53,118	5	(i)
				(122,180)	5	(j)
Additional paid-in capital	—	7,752	—	(21)	5	(a)	15,653
				463	5	(b)
				957	5	(b)
				3,185	5	(d)
				—	5	(t)
				1,500	5	(m)
				1,817	5	(u)
Accumulated other comprehensive loss	—	(1,016)	—	—			(1,016)
Accumulated deficit	(72)	(117,091)	(15,264)	(162)	5	(c)	(113,228)
				(3,185)	5	(d)
				(600)	5	(e)
				7,882	5	(h)
				18,059	5	(t)
				(1,710)	5	(o)
				(1,085)	5	(p)

Total shareholders’ equity (deficit)	(72)	(93,921)	(15,264)	188,513			79,256

Total liabilities and shareholders’ equity (deficit)	$—	$46,282	$138,945	$(92,401)			$92,826

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED JULY 31, 2023

(In thousands, except share and per share amounts)

	Historical			Actual Redemptions into Cash
	(A)	(B)	(C)	Transaction Accounting Adjustments			Pro Forma Statement of Operations
	enGene Holdings Inc.	enGene, Inc.	FEAC
Operating expenses:
Research and development	$—	$10,787	$—	$—			$10,787
General and administrative	72	4,831	—	(90)	6	(g)	3,883
				(930)	6	(e)
Operating costs	—	—	8,624	—			8,624

Total operating expenses	72	15,618	8,624	(1,020)			23,294

Loss from operations	(72)	(15,618)	(8,624)	1,020			(23,294)
Other income (expense), net
Interest income	—	(710)	—	—			(710)
Interest expense	—	3,794	—	(2,223)	6	(a)	1,387
				(184)	6	(c)
Interest earned from trust account	—	—	(4,778)	4,778	6	(h)	—
Change in fair value of convertible debentures embedded derivative liabilities	—	(753)	—	694	6	(a)	—
				59	6	(c)
Change in fair value of warrant liabilities	—	(3,995)	—	3,995	6	(b)	—
Change in fair value of convertible debentures	—	2,941	—	(2,941)	6	(a)	—
Other expense, net	—	525	—	—			525

Total other income (expense), net	—	(1,802)	4,778	(4,178)			(1,202)

Net loss	$(72)	$(17,420)	$(3,846)	$(3,158)			$(24,496)

Basic and diluted, net loss for the period attributable to equity holders	$(72)	$(21,146)	$(3,846)	$(3,158)			$(24,496)

Weighted average common shares outstanding used in basic and diluted net loss per share	10	3,808,008	3,162,500	16,227,458			23,197,976	6	(k)

Net loss per share of Combined Company - basic and diluted	$(7,200)	$(5.55)	$(0.24)				$(1.06)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED OCTOBER 31, 2022

(In thousands, except share and per share amounts)

	Historical			Actual Redemptions into Cash
	(D)	(E)	(F)	Transaction Accounting Adjustments			Pro Forma Statement of Operations
	enGene Holdings Inc.	enGene, Inc.	FEAC
Operating expenses:
Research and development	$—	$15,467	$—	$637	6	(d)	$16,104
General and administrative	—	3,960	—	2,548	6	(d)	17,547
				(120)	6	(g)
				930	6	(e)
				600	6	(f)
				1,710	6	(i)
				7,919	6	(j)
Formation and operating costs	—	—	1,831	—			1,831

Total operating expenses	—	19,427	1,831	14,224			35,482

Loss from operations	—	(19,427)	(1,831)	(14,224)			(35,482)
Other income (expense), net:
Interest income	—	(129)	—	—			(129)
Interest expense	—	1,423	—	(61)	6	(a)	1,513
				151	6	(c)
Interest earned from trust account	—	—	(1,862)	1,862	6	(h)	—
Change in fair value of convertible debentures embedded derivative liabilities	—	(269)	—	269	6	(c)	—
Change in fair value of warrant liabilities	—	3,326	—	(3,326)	6	(b)	—
Other expense, net	—	662	—	—			662

Total other income (expense), net	—	(5,013)	1,862	1,105			(2,046)

Net income (loss) before provision for income taxes	—	(24,440)	31	(13,119)			(37,528)
Provision for income taxes	—	(22)	—	—			(22)

Net income (loss)	$—	$(24,462)	$31	$(13,119)			$(37,550)

Basic and diluted, net income (loss) for the period attributable to equity holders	$—	$(29,024)	$31	$(13,119)			$(37,550)

Weighted average common shares outstanding used in basic and diluted net loss per share	—	3,640,030	3,162,500	16,395,446			23,197,976	6	(k)

Net loss per share of Combined Company - basic and diluted	$—	$(7.97)	$—				$(1.62)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Description of the Transactions

On May 16, 2023, FEAC entered into the Business Combination Agreement. Under the terms of the Business Combination Agreement, the business combination of FEAC, enGene, and New enGene was completed through a series of transactions including Business Combination, PIPE Financing, the Non-Redemption Agreement, the Convertible Bridge Financing, the Working Capital Loans, the Sponsor and Insiders Letter Agreement, and the Extension Loans. The principal steps of the Transactions are described below; please see “Proposal No. 1 — The Business Combination Proposal” in the Proxy Statement/Prospectus for a full description of the Transactions.

Based on the actual redemptions, the cash components of the transaction (excluding transaction expenses) were funded by:

•

FEAC cash in trust of $24.5 million, which includes non-redemption agreements of $1.7 million (the actual amount of cash in the Trust Account is subject to change, including for actual interest earned subsequent to September 30, 2023), and

•	private placements of common shares and warrants from various investors in convertible bridge and PIPE Financing of $113.3 million, as described below.

Pursuant to the Business Combination Agreement, two entities were incorporated to effect the Transactions, Can Merger Sub, a Canadian corporation and a wholly owned subsidiary of FEAC and Cayman Merger Sub, a Cayman Islands exempt company and a direct wholly owned subsidiary of New enGene.

PIPE Financing

In connection with the Business Combination Agreement, FEAC and New enGene entered into Subscription Agreements with the PIPE Investors, pursuant to which Subscription Agreements, as modified by the Side Letter Agreements, PIPE Investors agreed to purchase FEAC Class A Shares and FEAC Warrants (or after the Assumption, New enGene Shares and New enGene Warrants) for an aggregate commitment amount of $56.9 million. The Subscription Agreements are subject to certain conditions, including, among other things, completing the steps of the Transactions. The purpose of the PIPE Financing is to fund general corporate expenses of New enGene. Refer to note 5(u) below.

Sponsor and Insiders Letter Agreement

Concurrent with the execution of the Business Combination Agreement, FEAC, the Sponsor, Forbion Growth Opportunities Fund I Cooperatief U.A. and the other holders of FEAC Class B Shares, enGene, New enGene and the other parties named therein (collectively, other than enGene and New enGene, the “Sponsor Parties”) entered into the Sponsor and Insiders Letter Agreement, pursuant to which the Sponsor agreed to surrender and in effect issue to PIPE Investors, after giving effect to the conversion of all or part of the principal amount outstanding under loans made by the Sponsor to FEAC into FEAC Private Placement Warrants, 1,789,004 FEAC Class B Shares and 5,463,381 FEAC Private Placement Warrants, effective immediately prior to the Class B Conversion on the day which is two business days prior to the Closing Date (the “Surrender”).

Non-Redemption Agreement

In connection with the execution of the Business Combination Agreement, FEAC and a FEAC shareholder that is the beneficial owner of 166,665 FEAC Class A Shares entered into a non-redemption agreement (the “Non-Redemption Agreement”), pursuant to which, FEAC agreed to issue additional FEAC Class A Shares and FEAC Warrants (which commitment was assumed by New enGene as part of the Transactions such that New enGene issued additional New enGene Shares and New enGene Warrants) to such FEAC shareholder in consideration of such FEAC shareholder’s commitment (i) to vote or cause to be voted all of its FEAC Shares in favor of the Transaction Proposals and (ii) not to redeem its FEAC Class A Shares in connection with the approval of the Business Combination by the shareholders of FEAC.

Convertible Bridge Financing

Prior to the execution and delivery of the Business Combination Agreement, enGene agreed to certain modifications of existing convertible indebtedness in an aggregate principal amount of $18.4 million (the “2022 Convertible Notes” and, together with the

enGene warrants to be issued by enGene as consideration for such modifications, the “Amended 2022 Financing”). On April 4, 2023, enGene entered into an interest-free debt agreement for aggregate cash proceeds of $8.0 million (the “2023 Subordinated Notes”). Concurrently with the execution and delivery of the Business Combination Agreement, enGene entered into agreements pursuant to which it issued new convertible indebtedness and enGene warrants (i) for cash in an aggregate principal amount of $30.0 million, which amount was funded in two tranches, comprising an initial $20.0 million on May 17, 2023 by Forbion Growth Sponsor FEAC I B.V. and a subsequent $10.0 million on June 15, 2023, and (ii) in repayment of the 2023 Subordinated Notes (such convertible notes, the “2023 Convertible Notes” and, together with the enGene warrants purchased concurrently, the “2023 Financing”; the 2023 Financing together with the Amended 2022 Financing, the “Convertible Bridge Financing”). The Convertible Bridge Financing indebtedness was converted in the Transactions into that number of enGene Common Shares that, when exchanged at the enGene Exchange Ratio, equal that number of FEAC Class A Shares (or after the Assumption, New enGene Shares) that the holders of such indebtedness would have received if they subscribed for FEAC Class A Shares (or after the Assumption, New enGene Shares) on the same terms as the PIPE Financing.

In relation to the Amended 2022 Financing, the holders of the 2022 Convertible Notes received warrants to purchase enGene Common Shares and the holders of the 2023 Convertible Notes were issued warrants in connection with the issuance of the 2023 Convertible Notes. These warrants converted through the transaction to warrants to purchase common shares of the Combined Company. These warrants have substantially similar terms as the warrants received by the PIPE investors and were equity classified upon the execution of the PIPE Financing at the close of the Business Combination (refer to Note 5(u) below).

Working Capital Loans

On March 24, 2023, the Sponsor and FEAC entered into an unsecured promissory note (the “First Loan Note”) under which the Sponsor agreed to extend to FEAC a loan of up to $900,000, to be used for FEAC’s general corporate purposes. The Sponsor funded the initial principal amount of $450,000 on March 24, 2023, and additionally funded $450,000 on April 26, 2023. On June 6, 2023, the Sponsor and FEAC entered into an additional unsecured promissory note (the “Second Loan Note”) under which the Sponsor agreed to extend to FEAC a loan of up to $300,000, to be used for FEAC’s general corporate purposes. The Sponsor funded the principal amount of $300,000 under the Second Loan Note on June 6, 2023. Also, on September 13, 2023, the Sponsor and FEAC entered into an additional unsecured promissory note (the “Third Loan Note” and, together with the First Loan Note and the Second Loan Note, the “Working Capital Loan Notes”) under which the Sponsor agreed to extend to FEAC a loan of up to $450,000, to be used for FEAC’s general corporate purposes. The Sponsor funded the principal amount of $450,000 under the Third Loan Note on September 13, 2023. The Working Capital Loan Notes bore no interest and were due and payable on the earlier of (i) the date of consummation of a business combination and (ii) December 14, 2023. Upon consummation of the Business Combination, the Sponsor elected to convert the outstanding principal amount under the First Loan Note into 600,000 additional FEAC Private Placement Warrants at a price of $1.50 per warrant, and the remaining principal amount outstanding under the Second Loan Note and the Third Loan Note was repaid by FEAC out of the proceeds of the Trust Account released to FEAC.

Extension Loans

On June 6, 2023, FEAC extended the period of time to consummate a business combination which required the Sponsor or its affiliates or designees to deposit into the Trust Account, $1.3 million ($0.10 per FEAC Class A Shares in either case) (the “First Extension Loan Note”).

On September 13, 2023, FEAC further extended the period of time to consummate a business combination which required the Sponsor to deposit into the Trust Account $1.3 million ($0.10 per FEAC Class A Share). The payment was made in the form of a non-interest bearing, unsecured promissory note (the “Second Extension Loan Note” and, together with the First Extension Loan Note, the “Extension Notes”). The Extension Notes bear no interest and were due and payable on the earlier of (i) the date of consummation of a business combination and (ii) December 14, 2023. Upon consummation of the Business Combination, the Sponsor elected to convert $600,000 of the principal amount outstanding under the First Extension Loan Note into 400,000 additional FEAC Private Placement Warrants at a price of $1.50 per warrant, and the remaining principal amount outstanding under the First Extension Loan Note and the amount outstanding under the Second Extension Loan Note were repaid by FEAC out of the proceeds of the Trust Account released to FEAC.

These additional FEAC Private Placement Warrants were issued by FEAC to the Sponsor immediately prior to the Surrender on the day which was two business days prior to the Closing Date, in accordance with the FEAC Warrant Agreement and the relevant promissory note governing the First Loan Note and/or the First Extension Loan Note, as applicable.

2. Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial statements were prepared in accordance with Article 11 of SEC Regulation S-X, as amended by the final rule, Release No. 33-10786, Amendments to Financial Disclosures about Acquired and Disposed Businesses. Release No. 33-10786 replaced the previous pro forma adjustment criteria with simplified requirements to depict the accounting for business combinations (“Transaction Accounting Adjustments”) and permitted the presentation of reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). Management of enGene and FEAC (collectively “Management”) has elected not to present Management’s Adjustments and only presents Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information. The transaction accounting adjustments presented in the pro forma financial information are made to provide relevant information necessary for an understanding of the Combined Company reflecting the accounting for the Business Combination, the PIPE Financing, the Non-Redemption Agreement, the Convertible Bridge Financing, the Working Capital Loans, the Sponsor and Insiders Letter Agreement, and the Extension Loans.

The unaudited pro forma condensed combined financial statements are based on the FEAC historical financial statements, the New enGene historical financial statements, and the enGene historical consolidated financial statements as adjusted to give effect to the Transactions. The unaudited pro forma condensed combined balance sheet gives pro forma effect to the Transactions as if they had been consummated on July 31, 2023. The unaudited pro forma condensed combined statement of operations for the nine months ended July 31, 2023 and for the year ended October 31, 2022, gives effect to the Transactions as if they had occurred on November 1, 2021.

The Business Combination results in the combination of enGene and New enGene, with a fiscal year end of October 31, with FEAC, with a fiscal year end of December 31. The pro forma statement of operations for the nine months ended July 31, 2023 and for the year ended October 31, 2022, present the combination of financial information of New enGene, FEAC and enGene, after giving effect to the Business Combination and related adjustments described in the accompanying notes. The unaudited pro forma statement of operations for the nine months ended July 31, 2023 includes enGene’s statement of operations for the nine months ended July 31, 2023, FEAC’s results of operations for the nine months ended September 30, 2023, and New enGene’s results of operations for the period from April 24, 2023 (inception) to July 31, 2023. The unaudited pro forma annual statement of operations includes enGene’s statement of operations for the year ended October 31, 2022, and FEAC’s statement of operations for the year ended December 31, 2022. The operations of New enGene in the unaudited pro forma condensed combined statements of operations for the period from April 24, 2023 (inception) to July 31, 2023 consist only of legal, accounting and audit fees incurred as part of the formation of the entity and regulatory requirements for the preparation of its financial statements. The operations of New enGene had not commenced in the unaudited pro forma condensed combined statement of operations for the fiscal year ended October 31, 2022. The unaudited pro forma balance sheet as of July 31, 2023 is based on a historical New enGene balance sheet as of July 31, 2023, historical enGene balance sheet as of July 31, 2023, and a historical FEAC balance sheet as of September 30, 2023.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. The pro forma adjustments reflecting the Transactions are based on certain currently available information and certain assumptions and methodologies that Management believes are reasonable under the circumstances. The pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the difference may be material. Management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Transactions based on information available at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial statements do not give effect to any operating efficiencies or cost savings that may be associated with the Business Combination. FEAC and enGene have not had any historical relationship prior to the Business Combination, with the exception of a shareholder investment in enGene by Forbion Capital Fund III, an affiliate of the Sponsor. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The unaudited pro forma condensed combined financial information has been prepared assuming actual redemptions of 10,379,144 FEAC Class A Shares by FEAC’s public shareholders for an aggregate redemption payment of $114.3 million (approximately $11.01 per share), which amount includes Dutch dividend withholding tax of approximately $1.5 million remitted by FEAC to tax authorities as described in FEAC’s IPO registration statement, resulting in a net redemption payment to shareholders of $112.8 million (approximately $10.87 per share). The 2,000,000 FEAC Class A Shares held by the Sponsor that are subject to lock-up agreements and 166,665 FEAC Class A Shares held by public shareholders that are subject to non-redemption agreements are not subject to redemption. After the redemptions of $114.3 million out of the $138.8 million in the Trust Account, the available cash from the Trust Account at Closing is assumed to be approximately $24.5 million. The actual amount of cash in the Trust Account is subject to change, including for actual interest earned subsequent to September 30, 2023.

As a result of the Transactions, enGene shareholders (including shares owned by Forbion Capital Fund III, an existing enGene shareholder) own approximately 42% of the shares of New enGene Shares, FEAC public shareholders (excluding Sponsor shares) own approximately 1% of the shares of New enGene Shares, the Sponsor and FGOF together own approximately 25% of the shares of New enGene Shares, and PIPE investors (excluding Sponsor portion) own approximately 32% of the shares of New enGene Shares. At Closing, shares outstanding of New enGene as presented in the unaudited pro forma condensed combined financial information include the following:

	Number of Shares Owned	% Ownership
enGene shareholders	9,698,082	42%
FEAC public shareholders	270,856	1%
Sponsor and FGOF	5,765,932	25%
PIPE investors	7,463,106	32%

Total New enGene shares (1)	23,197,976	100%

(1)

Represents the total number of outstanding New enGene Shares that New enGene issued upon the consummation of the Transactions. This total does not include 10,411,667 outstanding New enGene Warrants and 5,314,884 New enGene share options to be issued or available to be issued upon the consummation of the Transactions.

The Business Combination Agreement and the Plan of Arrangement together provide that all outstanding enGene Shares were exchanged directly for New enGene Shares in the Business Combination (without prior conversion into enGene Common Shares) at the enGene Exchange Ratio. Solely for ease of presentation and understanding, the unaudited pro forma condensed combined financial adjustments presented below assumes that all enGene Non-Voting Common Shares and the enGene Preferred Shares are first converted into enGene Common Shares prior to the exchange of such shares in the Business Combination for New enGene Shares, which assumption has no impact on the Combined Company Pro Forma Balance Sheet or Statement of Operations.

These unaudited pro forma condensed combined financial statements and related notes have been derived from and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined financial statements;

•

the historical unaudited condensed consolidated financial statements of FEAC as of and for the nine months ended September 30, 2023, and the related notes included elsewhere in this Current Report on Form 8-K;

•	the historical unaudited consolidated financial statements of enGene Inc. as of and for the nine months ended July 31, 2023, and the related notes included elsewhere in the Proxy Statement/Prospectus,

•	the historical audited financial statements of FEAC as of and for the year ended December 31, 2022, and the related notes included elsewhere in the Proxy Statement/Prospectus,

•	the historical audited consolidated financial statements of enGene Inc. as of and for the year ended October 31, 2022, and the related notes included elsewhere in the Proxy Statement/Prospectus,

•

the historical audited financial statements of enGene Holdings Inc. as of July 31, 2023 and for the period from April 24, 2023 (inception) to July 31, 2023 and the related notes included elsewhere in the Proxy Statement/Prospectus, and

•

the sections entitled “FEAC’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “enGene’s Management’s Discussion and Analysis of Financial Condition and Results of Operation,” and other financial information relating to FEAC and enGene included elsewhere in the Proxy Statement/Prospectus.

The unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and are not necessarily indicative of what the actual results of operations and financial position would have been had the Transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the Combined Company.

3. Accounting for the Business Combination

Notwithstanding the legal form, the Business Combination is accounted for as a reverse recapitalization in accordance with US GAAP. Under this method of accounting, FEAC is treated as the acquired company for financial reporting purposes, whereas enGene is treated as the accounting acquirer. In accordance with this accounting method, New enGene is considered to be a continuation of enGene, with the net identifiable assets of FEAC deemed to have been acquired by enGene in exchange for enGene Common Shares accompanied by a recapitalization. The net assets of FEAC are stated at historical cost, with no goodwill or other intangible assets recorded, and operations prior to the Business Combination are those of enGene.

enGene has been determined to be the accounting acquirer based on an evaluation of the following facts and circumstances, and accordingly the Business Combination is treated as an equivalent to an acquisition of FEAC accompanied by a recapitalization.

•	Senior management of enGene continues as senior management of the Combined Company;

•	enGene identifies a majority of the members of the Board of Directors of the Combined Company;

•	The name of the Combined Company is enGene Holdings Inc. and it utilizes enGene’s current headquarters; and

•	enGene’s operations comprise the ongoing operations of the Combined Company.

4. Common shares of enGene Inc.

The enGene Exchange Ratio is calculated in accordance with the terms of the Business Combination Agreement as a quotient obtained by dividing the enGene Per Share Value by the Reference Price of $10.25. The enGene Per Share Value is determined as (i) $96,543,554, which is the reference value of $90,000,000 plus the exercise value of enGene Inc.’s outstanding share-based awards, divided by (ii) 52,187,971, which is the sum of enGene’s outstanding common shares immediately prior to the closing of the Business Combination and the number of common shares issued or issuable upon exercise or settlement of enGene Inc.’s outstanding share-based awards and excludes any shares issuable for the conversion of enGene Inc.’s convertible debt. The defined terms are presented in full in the Business Combination Agreement and included elsewhere in the Proxy Statement/Prospectus.

	Number of enGene Inc. shares prior to the closing of the Business Combination	Number of shares issued on conversion of enGene Inc. 2022 and 2023 Convertible Notes (2)	enGene common shares outstanding prior to the closing of the Business Combination
Common shares	4,036,656	35,349,238	39,385,894
Preferred shares (1)	33,152,399	—	33,152,399

Total	37,189,055	35,349,238	72,538,293

enGene Inc. common shares outstanding prior to the closing of the Business Combination			72,538,293
enGene Exchange Ratio			0.1804799669

New enGene common shares issued to enGene shareholders upon closing of the Transactions			13,091,608

(1)	Presentation assumes that enGene Inc.’s outstanding classes of preferred shares convert to enGene Inc.’s common shares at a ratio of 1:1 immediately prior to the close of the Business Combination.
(2)	Refer to Note 5(b) for the calculation of the number of shares that were issued on conversion of enGene’s 2022 and 2023 Convertible Notes.

5. Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

Pro forma notes:

5(A)	Derived from the audited balance sheet of New enGene as of July 31, 2023.

5(B)	Derived from the unaudited condensed consolidated balance sheet of enGene as of July 31, 2023.

5(C)	Derived from the unaudited condensed consolidated balance sheet of FEAC as of September 30, 2023.

Pro forma Transaction Accounting Adjustments:

5(a)

To record the exercise of enGene share options subsequent to July 31, 2023 for cash proceeds of $24,000. As the shares issued have no par value, share-based compensation expense recorded to additional paid-in capital of $21,000 is reclassified to common shares.

5(b)

To reflect the conversion of the outstanding principal balance of $18.4 million of the 2022 Convertible Notes and $38.0 million of the 2023 Convertible Notes issued by enGene, including the associated derivative liability, into 35,349,238 enGene Common Shares as follows:

	2022 Convertible Notes	2023 Convertible Notes
	(in thousands, except share amounts and ratios)
Principal balance of the convertible notes	$18,400	$38,000
Purchase price paid for the warrants	—	1,805

Purchase price allocated to the convertible notes (A)	$18,400	$36,195

enGene Inc. common shares issued at redemption price of $10.25	1,795,122	3,707,317
Additional enGene Inc. common shares issued in connection with PIPE financing	286,238	591,145

Total enGene Inc. shares issued upon conversion of the convertible notes prior to reflecting the conversion ratio (B)	2,081,360	4,298,462

Conversion ratio (C=A*1000/B)	8.84	8.42
enGene Exchange Ratio (D)	0.1804799669	0.1804799669

enGene common shares issued to enGene convertible note holders upon conversion of the 2022 Convertible Notes and 2023 Convertible Notes (E=A*1000/(C*D))	11,532,375	23,816,863

These enGene Common Shares converted to 6,379,822 New enGene Shares after exchange pursuant to the terms of the Business Combination Agreement. The corresponding offsets related to the conversion have been recorded as the derecognition of the 2022 Convertible Notes of $16.7 million and $2.8 million of the related derivative liability, totaling $19.5 million, the derecognition of the 2023 Convertible Notes recorded at $40.0 million as of July 31, 2023, and the increase in New enGene Shares of $59.5 million. Additionally, the pro forma adjustments reflect the change in classification of warrants associated with the 2022 and 2023 Convertible Notes from liability to equity with the derecognition of warrant liability of $1.4 million and the increase in additional paid-in capital of $1.4 million because the number of warrants issued are fixed upon the execution of the PIPE Financing and these warrants have substantially similar terms as the warrants received by the PIPE investors (refer to Note 5(u)). The transaction is not expected to have a recurring impact.

5(c)

To reflect the repayment of term notes entered into by enGene Inc. that were repaid, with the proceeds of the Transactions, with outstanding principal of $2.8 million, as of July 31, 2023, and associated fees of $433,000 through cash payment and the recognition of the remaining deferred issuance costs. The corresponding offsets related to the repayment are the derecognition of $2.8 million of convertible debt liability, $248,000 of derivative liability and an increase in accumulated deficit of $162,000. The transaction is not expected to have a recurring impact.

5(d)

To reflect the automatic acceleration of vesting of certain enGene’s unvested share options upon closing of the Transactions as of July 31, 2023. Unvested share-based compensation expense relating to options existing at July 31, 2023 excluding the July 7, 2023 grant is $0.4 million, which is recorded as a pro forma expense as these options accelerated and vested upon closing of the Transactions. Of the 5.8 million options issued July 7, 2023, 4.4 million options vest upon closing of the Transactions and a registration statement on Form S-8 and the remaining options will vest over time. For the 4.4 million options that vested upon closing of the Transactions and a registration statement on Form S-8, the stock-based compensation expense is estimated at $2.4 million and recorded as a pro forma expense. For the 1.4 million options that will vest over time, no pro forma adjustment is included. In addition, 332,036 options were granted on October 17, 2023, which is recorded as a pro forma adjustment as these options accelerated and vested upon closing of the Transactions. Stock-based compensation expense related to these options is estimated at $0.4 million, determined based on the following inputs: fair value of common shares at grant date of C$2.23 ($1.64), expected life of 6.08 years, volatility of 79.9% and risk-free interest rate of 4.9%.

5(e)	To reflect the payment of $600,000 for the Directors & Officers (“D&O”) insurance tail policy of enGene that was required to be purchased pursuant to the Business Combination Agreement. The policy does not cover any claims incurred after the consummation of the Business Combination. The transaction is not expected to have a recurring impact.

5(f)

To reflect the elimination of intercompany amounts due from New enGene to enGene of $42,000 relating to expenses paid by enGene on behalf of New enGene as these intercompany transactions are eliminated upon consolidation of the Combined Company. The transaction is not expected to have a recurring impact.

5(g)

To reflect the remaining payment of $5.5 million for estimated transaction costs, including banking, printing, legal and accounting services. $6.9 million of the total estimated transaction costs incurred by enGene were deemed to be direct and incremental costs of the Business Combination and recorded as an offset to common shares as the shares issued have no par value. The $930,000 of issuance costs of the 2023 Subordinated Notes and the 2023 Convertible Notes, which were accounted for in accordance with the fair value option election, was included in accumulated deficit in the July 31, 2023 enGene historical financial statements. Additionally, the corresponding remaining offset was recorded as a $3.1 million decrease in deferred costs which was included in other assets on the pro forma balance sheet, a decrease in accounts payable of $1.3 million, and a decrease in accrued expenses and other current liabilities of $418,000. This estimate may change as additional information becomes known and there may also be increased costs not directly related to the Transactions. The transaction is not expected to have a recurring impact.

5(h)

To reflect the cancellation of warrants to purchase enGene Class C preferred shares through the derecognition of the remaining warrant liability, and recognition of the offsetting amount in accumulated deficit of $7.9 million. As part of the Transactions, all warrants to purchase Class C preferred shares were either cancelled or were not exercised because the exercise price of the warrants are below the expected share price. The transaction is not expected to have a recurring impact.

5(i)

To reflect the assumed automatic conversion, on a one-to-one basis, of all outstanding shares of enGene Preferred Shares, with a carrying amount of $53.1 million, into 33,152,399 enGene Common Shares. enGene Preferred Shares outstanding shares are comprised the following:

Preferred Shares Classes Shares
Class A preferred shares	1,477,715
Class B preferred shares	864,570
Class C preferred shares	30,810,114

Total Preferred Shares issued and outstanding converted to enGene Common Shares	33,152,399

5(j)

To reflect the recapitalization of enGene and New enGene pursuant to the Business Combination Agreement, the recapitalization of enGene through the contribution of all the common shares of enGene of 72,538,293 to New enGene and the issuance of 13,091,608 shares of New enGene Shares, reflecting the exchange ratio of 0.1804799669. The recapitalization amount is determined as follows:

(in thousands)	Amount
Common shares of enGene Inc. as of July 31, 2023	$16,434
Share options exercised subsequent to July 31, 2023 per Note 5(a)	45
Conversion of 2022 Convertible Notes per Note 5(b)	19,498
Conversion of 2023 Convertible Notes per Note 5(b)	39,985
enGene estimated transaction costs per Note 5(g)	(6,900)
Total enGene Inc. preferred shares issued and outstanding converted to enGene Inc. common shares per Note 5(i)	53,118

Total amount of enGene Inc. common shares contributed to New enGene as part of the recapitalization entry	$122,180

5(k)

To record the cash settlement of $0.9 million related to FEAC’s accrued expenses. Upon the close of the Business Combination, FEAC is obligated to pay off its accrued expenses balances pursuant to the Business Combination Agreement and reflected the settlement as an elimination of the accrued expenses. The transaction is not expected to have a recurring impact.

5(l)

To record the cash settlement of $3.7 million from the funds available in the Trust Account related to deferred underwriting commissions incurred during FEAC’s IPO. FEAC recorded these costs in 2021 by crediting its deferred underwriting commissions liability accounts and debiting additional paid in capital. Upon the close of the Business Combination, FEAC settled the balances pursuant to the Business Combination Agreement and reflected the settlement as an elimination of the deferred legal costs liabilities. The transaction is not expected to have a recurring impact.

5(m)

To record the settlement of the Working Capital Loan Notes of $1.7 million and the Extension Notes of $2.5 million recorded as convertible note – related party of $1.5 million and promissory note – related party of $2.7 million in the September 30, 2023 FEAC historical financial statements, through the issuance of 1.0 million FEAC Private Placement Warrants of $1.5 million and $2.7 million of cash.

5(n)

To reflect the settlement of $49,000 representing amounts due to related parties for FEAC’s independent board members and FEAC’s office space, secretarial, and administrative fees. The transaction is not expected to have a recurring impact.

5(o)

To reflect the payment of $1.7 million for the D&O insurance tail policy of FEAC that was required to be purchased pursuant to the Business Combination Agreement. The policy does not cover any claims incurred after the consummation of the business combination. The transaction is not expected to have a recurring impact.

5(p)

To reflect the remaining payment of FEAC’s total estimated advisory, legal, accounting and auditing fees and other professional fees incurred in consummating the Business Combination of $7.5 million, as accrued offering costs and expenses and subsequent reclassification to accumulated deficit upon the close of the Business Combination. Costs of $6.5 million were accrued in the historical financial statements. This estimate may change as additional information becomes known and there may also be increased costs not directly related to the Transactions. The transaction is not expected to have a recurring impact.

5(q)	To reflect the redemption of the initial shares issued at inception of New enGene at the consummation of the Business Combination for an amount equal to the capital initially contributed of $7.

5(r)

To reflect the redemption of 10,379,144 FEAC Class A Shares that were subject to possible redemption at a redemption price of $11.01 for an aggregate redemption price of $114.3 million, which included the withholding of the 15% Dutch dividend withholding tax of $1.5 million as described in FEAC’s IPO registration statement.

5(s)

To reflect the release of $20.8 million from the Trust Account to cash upon the completion of the Business Combination after giving effect to FEAC public shareholders that exercised their redemption rights to have their FEAC Class A Shares redeemed for their pro rata share of the Trust Account. Refer to adjustment 5(r).

5(t)

After reflecting the actual redemption of 10,379,144 FEAC Class A Shares, this adjustment is to reflect the reclassification of the remaining 2,270,856 FEAC Class A Shares from temporary equity to permanent equity of FEAC upon the close of the Business Combination. New enGene then issued its shares to those FEAC shareholders on a one-for-one basis, resulting in $24.5 million recorded in enGene Holdings Inc. common shares as the shares issued have no par value.

In addition, this adjustment reflects the conversion of 1,373,496 FEAC Class B Shares outstanding, after reflecting the surrender of 1,789,004 FEAC Class B Shares pursuant to the Sponsor and Insiders Letter Agreement, to FEAC Class A Shares. New enGene then issued its shares to the Sponsor at the time of the Business Combination on a one-for-one basis, resulting in $137 recorded in enGene Holdings Inc. common shares as the shares issued have no par value.

The historical accumulated deficit of FEAC was derecognized and reversed to common shares as common shares of New enGene have no par value. The pro forma adjustment of $18.1 million comprises the historical FEAC accumulated deficit of $15.3 million and the impact to accumulated deficit of pro forma adjustments related to the $1.7 million purchase of D&O insurance tail policy for FEAC and recognition of $1.1 million of FEAC transaction costs (see adjustments 5(o) and 5(p)).

5(u)

To reflect the issuance and sale of 6,435,441 New enGene Shares to the PIPE investors pursuant to Subscription Agreements entered into concurrent with the completion of the Business Combination (as modified by the Side Letter Agreements), for an aggregate commitment amount of $56.9 million. Warrants issued with the PIPE Financing have terms that are substantially similar to the terms of the FEAC Public Warrants, which were determined to be equity classified by FEAC and accounted for as such within FEAC’s previously issued financial statements, as they do not meet the liability classification requirements under ASC 480, and are considered to be indexed to the issuer’s stock and meet all other conditions for equity classification under ASC 815-40. The portion of the PIPE proceeds allocated to the PIPE warrants issued is approximately $2.0 million based on the FEAC Public Warrant price on the issuance date. The proceeds of the PIPE investment were recorded net of transaction costs deemed to be direct and incremental costs of the equity financing in the amount of approximately $5.9 million, of which $210,000 was allocated to the PIPE warrants. FEAC entered into the subscription agreements and the commitment to issue shares was assumed by New enGene as part of the Business Combination. The PIPE Financing was recorded as the issuance of New enGene Shares, with no par value, of $49.2 million and the issuance of PIPE warrants of $1.8 million, which was recorded in additional paid-in capital.

6. Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations

The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

Pro forma notes:

6(A)	Derived from the statement of operations and comprehensive loss of New enGene for the period from April 24, 2023 (incorporation) to July 31, 2023.

6(B)	Derived from the unaudited condensed consolidated statement of operations and comprehensive loss of enGene for the nine months ended July 31, 2023.

6(C)	Derived from the unaudited condensed consolidated statement of operations of FEAC for the nine months ended September 30, 2023.

6(D)	There was no statement of operations prepared for New enGene as it was incorporated on April 24, 2023, and had no operations in the period ended October 31, 2022.

6(E)	Derived from the consolidated statement of operations and comprehensive loss of enGene for the year ended October 31, 2022.

6(F)	Derived from the statement of operations of FEAC for the year ended December 31, 2022.

enGene and FEAC are both non-taxable entities and no pro forma adjustments have an impact on associated income tax.

Pro forma Transaction Accounting Adjustments:

6(a)

To eliminate the interest expense and to reflect the derecognition of change in fair value of the 2023 Convertible Notes and the change in fair value of the embedded derivative liability associated with the 2022 Convertible Notes, as it is assumed that the 2022 and 2023 Convertible Notes were converted to equity as if the Business Combination had occurred on November 1, 2021. The change in fair value of the warrant liability associated with the 2022 and 2023 Convertible Notes is nominal for enGene’s nine months ended July 31, 2023 historical financial statements. The interest adjustment was based on the total interest expense on the 2022 Convertible Notes recorded for the nine months ended July 31, 2023 and the year ended October 31, 2022. These transactions are not expected to have a recurring impact.

6(b)

To eliminate the change in fair value of enGene Warrants to purchase Class C preferred shares as the warrants were cancelled as part of the Transactions, as if the Business Combination had occurred on November 1, 2021. The transaction is not expected to have a recurring impact.

6(c)

To reflect the fees associated with the repayment of the convertible debenture to the Business Development Bank of Canada and eliminate the interest expense recognized on the convertible debenture and the associated change in fair value of the embedded derivative liability, given the convertible debenture to the Business Development Bank of Canada was repaid at the time of closing of the Business Combination. The transaction is not expected to have a recurring impact.

6(d)

To reflect the automatic acceleration of vesting of certain enGene’s unvested share options as of July 31, 2023. Unvested share-based compensation expense for these options at July 31, 2023 excluding the July 7, 2023 grant is $0.4 million, which is recorded as a pro forma expense as these options accelerated and vested upon closing of the Transactions. Of the 5.8 million options issued July 7, 2023, 4.4 million options vested upon closing of the

Transactions and a registration statement on Form S-8 and the remaining options will vest over time. For the 4.4 million options that vested upon closing of the Transactions, the stock-based compensation expense is estimated at $2.4 million and recorded as a pro forma expense. For the 1.4 million options that will vest over time, no pro forma adjustment is included. In addition, 332,036 options were granted on October 17, 2023, which is recorded as a pro forma adjustment as these options accelerated and vested upon closing of the Transactions. Stock-based compensation expense related to these options is estimated at $0.4 million, determined based on the following inputs: fair value of common shares at grant date of C$2.23 ($1.64), expected life of 6.08 years, volatility of 79.9% and risk-free interest rate of 4.9%. Any share-based compensation expense recognized in the historical financial statements is not adjusted.

6(e)

To reflect enGene’s issuance costs of the 2023 Subordinated Notes and the 2023 Convertible Notes. Issuance costs associated with the 2023 Subordinated Notes and the 2023 Convertible Notes of $930,000 included in the historical financial statements are derecognized in the pro forma statement of operations for the nine months ended July 31, 2023. Total estimated issuance costs of $930,000 associated with the 2023 Subordinated Notes and the 2023 Convertible Notes are recognized as expense in the pro forma statement of operations for the year ended October 31, 2022 as the notes were accounted for in accordance with the fair value option election. The transaction is not expected to have a recurring impact.

6(f)

To reflect an adjustment to recognize $600,000 for the D&O insurance tail policy of enGene that was required to be purchased pursuant to the Business Combination Agreement. The policy does not cover any claims incurred after the consummation of the business combination. The transaction is not expected to have a recurring impact.

6(g)

To reflect an adjustment to eliminate FEAC’s administrative support fees of $10,000 per month as if the Business Combination had occurred on November 1, 2021. The transaction is not expected to have a recurring impact.

6(h)

To reflect the derecognition of investment income related to the investments held in the Trust Account in as if the Business Combination had occurred on November 1, 2021. The transaction is not expected to have a recurring impact.

6(i)

To reflect an adjustment to recognize $1.7 million of general and administrative expense in the pro forma statement of operations for the year ended October 31, 2022 related to the D&O insurance tail policy of FEAC that was required to be purchased pursuant to the Business Combination Agreement. The policy does not cover any claims incurred after the consummation of the business combination. The transaction is not expected to have a recurring impact.

6(j)

To reflect FEAC’s estimated incremental advisory, legal, accounting, and other professional fees related to the Business Combination that are not recorded in its historical financial statements as an increase to general and administrative expense in the pro forma statement of operations for the year ended October 31, 2022 as if the transactions had occurred on November 1, 2021. The transaction is not expected to have a recurring impact.

6(k)

The pro forma basic and diluted net loss per share amounts presented in the unaudited pro forma condensed combined statement of operations are based upon the number of New enGene Shares outstanding at the closing of the Transactions, assuming the Transactions occurred on November 1, 2021. The calculation of weighted-average shares outstanding for pro forma basic and diluted net loss per share assumes that the shares issuable in connection with the Transactions have been outstanding for the entirety of the period presented. Pro forma basic and diluted net loss per share is calculated as follows for the nine months ended July 31, 2023 and year ended October 31, 2022:

Nine Months Ended July 31, 2023
Combined (Actual Redemptions into Cash)
(in thousands, except share and per share amounts)
Numerator:
Net loss - basic and diluted	$(24,496)

Denominator:
New enGene common shares owned by public shareholders that were subject to redemption upon closing	104,191
New enGene common shares owned by public shareholders that were not subject to redemption upon closing	3,373,496
New enGene common shares owned by enGene shareholders (excluding the conversion of the 2022 Convertible Notes and the 2023 Convertible Notes)	6,711,786
New enGene common shares owned by enGene shareholders derived from the conversion of the 2022 Convertible Notes and the 2023 Convertible Notes	6,379,822
New enGene common shares owned by PIPE investors	6,435,441
New enGene common shares owned by shareholders that were subject to non-redemption agreement (1)	193,240

Weighted average common shares outstanding used in basic and diluted net loss per share (2)	23,197,976

Net loss per share of Combined Company - basic and diluted	$(1.06)

Year Ended October 31, 2022
Combined (Actual Redemptions into Cash)
(in thousands, except share and per share amounts)
Numerator:
Net loss - basic and diluted	$(37,550)

Denominator:
New enGene common shares owned by public shareholders that were subject to redemption upon closing	104,191
New enGene common shares owned by public shareholders that were not subject to redemption upon closing	3,373,496
New enGene common shares owned by enGene shareholders (excluding the conversion of the 2022 Convertible Notes and the 2023 Convertible Notes)	6,711,786
New enGene common shares owned by enGene shareholders derived from the conversion of the 2022 Convertible Notes and the 2023 Convertible Notes	6,379,822
New enGene common shares owned by PIPE investors	6,435,441
New enGene common shares owned by shareholders that were subject to non-redemption agreement (1)	193,240

Weighted average common shares outstanding used in basic and diluted net loss per share (2)	23,197,976

Net loss per share of Combined Company - basic and diluted	$(1.62)

(1)

Represents 166,665 FEAC Class A Shares associated with the Non-Redemption Agreement and 26,575 additional FEAC Class A Shares that were issued to the same FEAC shareholder in consideration for the Non-Redemption Agreement.

(2)

Represents the total number of outstanding New enGene Shares that New enGene issued as of the consummation of the Transactions. The number of outstanding New enGene Warrants of 10,411,667 and New enGene share options of 5,314,884 to be issued or available to be issued, respectively, upon the consummation of the Transactions have been excluded from the computation of diluted net loss per share attributable to common shareholders for the nine months ended July 31, 2023 and the year ended October 31, 2022 because including them would have been antidilutive.